Exhibit 10.42

COMPENSATION RECOUPMENT POLICY

Tractor Supply Company shall seek to recover incentive compensation paid to any executive as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other “clawback” provision required by law or the listing standards of the NASDAQ Global Select Market.